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                               UNITED RETAIL GROUP
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN


                               (1997 Restatement)
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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Section 1.        Definitions.................................................1
Section 2.        Participation...............................................5
         2.1.     Eligibility.................................................5
         2.2.     Waiver of Participation.....................................6
         2.3.     Change in Status............................................6
         2.4.     Omission of Eligible Associate..............................6
         2.5.     Inclusion of Ineligible Associate...........................6
Section 3.        Contributions...............................................6
         3.1.     Supplemental Savings Contributions..........................6
         3.2.     Supplemental Matching Contributions.........................7
         3.3.     Transitional Contributions..................................7
         3.4.     Crediting of Contributions..................................8
Section 4.        Investment of Accounts......................................8
         4.1.     Investment Direction........................................8
         4.2.     Investment Funds............................................9
         4.3.     Investment Managers.........................................9
Section 5.        Valuations and Crediting....................................9
         5.1.     Valuations..................................................9
         5.2.     Credits to and Charges Against Accounts.....................9
         5.3.     Expenses...................................................10
Section 6         Vesting and Separation from Service........................10
         6.1.     Vested Percentage..........................................10
         6.2.     Forfeiture and Restoration.................................10
         6.3.     Effect of Breaks in Service on Vesting.....................10
         6.4.     Amendments to Vesting Schedule.............................11
Section 7.        Benefits...................................................11
         7.1.     Forms of Benefit Payments..................................11
         7.2.     Retirement Benefit.........................................11
         7.3.     Death Benefit..............................................11
         7.4.     Beneficiary Designation ...................................11
         7.5.     In-Service Distributions...................................12
         7.6.     Post-Distribution Credits..................................12
         7.7.     Prevention of Escheat......................................12
         7.8.     Payments on Taxability.....................................13
         7.9.     Withholding................................................13
Section 8.        The Administrative Committee...............................13
         8.1.     Appointment and Tenure.....................................13
         8.2.     Meetings; Majority Rule....................................13
         8.3.     Delegation.................................................13
         8.4.     Reporting and Disclosure...................................14

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         8.5.     Construction of the Plan...................................14
         8.6.     Engagement of Assistants and Advisors......................14
         8.7.     Compensation...............................................14
         8.8.     Indemnification of the Administrative Committee............14
Section 9.        Authority and Responsibilities of the Company..............15
Section 10.       Claims Procedures..........................................15
         10.1.    Application for Benefits...................................15
         10.2.    Appeals of Denied Claims for Benefits......................15
         10.3.    Review of Decisions........................................16
Section ll.       Amendment, Termination, Mergers and Consolidations.........16
         11.1.    Amendment..................................................16
         11.2.    Termination................................................16
         11.3.    Permanent Discontinuance of Contributions..................17
         11.4.    Suspension of Employer Contributions.......................17
Section 12.       Participating Employers....................................17
         12.1.    Adoption by Other Corporations.............................17
         12.2.    Requirements of Participating Employers....................17
         12.3.    Designation of Agent.......................................17
         12.4.    Associate Transfers........................................17
         12.5.    Discontinuance of Participation............................18
         12.6.    Administrative Committee's Authority.......................18
Section 13.       Miscellaneous Provisions...................................18
         13.1.    Nonalienation of Benefits..................................18
         13.2.    No Contract of Employment..................................18
         13.3.    Severability...............................................18
         13.4.    Successors.................................................18
         13.5.    Captions...................................................18
         13.6.    Gender and Number..........................................19
         13.7.    Controlling Law............................................19
         13.8     Title to Assets............................................19
         13.9.    Payments to Minors, Etc....................................19
         13.10.   Acknowledgments............................................19
         13.11.   Entire Agreement; Successors...............................19
         13.12.   Tax Effects................................................20


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                               UNITED RETAIL GROUP
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN
                               (1997 Restatement)

         WHEREAS, United Retail Group, Inc., a Delaware corporation (the "Company"), maintains the United Retail Group Retirement Savings Plan (the "Qualified Plan') for the benefit of its eligible associates; and

         WHEREAS, the Company established the United Retail Group Supplemental Retirement Savings Plan (the "Plan") to allow certain associates who are members of a select group of highly compensated or management employees under Title I of ERISA to receive benefits equal to the benefits they would have been entitled to receive under the Qualified Plan if such benefits were not limited by Sections 401(a)(17), 402(g) and 415 of the Code and the nondiscrimination requirements of Sections 401(k) and 401(m) of the Code; and

         WHEREAS, the Company wishes to amend the Plan;

         NOW, THEREFORE, effective January 1, 1997, the Company amends and restates the Plan to provide as follows:

         SECTION 1. DEFINITIONS. The following terms will have the meanings assigned in this Section , which will be equally applicable to the singular and plural forms of such terms, unless the context requires otherwise, when used in this Plan;

         "ACCOUNT means the account maintained for a Participant under the Plan. A Participant's Account will consist of his or her Supplemental Savings and Supplemental Matching Accounts, plus investment earnings, if any, credited to those Accounts.

         "ADMINISTRATIVE COMMITTEE" means the Supplemental Retirement Savings Plan Committee appointed by the Company under the Plan or, in the absence of such appointment, the Company.

         "AFFILIATE" means any Employer and any entity if such entity, with the Employer, constitutes (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), (c) an affiliated service group (within the meaning of Section 414(m) of the Code), or (d) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations thereunder.

         "ASSOCIATE" means any person employed by the Employer in a category of employment designated by the Employer as eligible for participation in the Plan other than a person who is (a) described in Section 410(b)(3)(A) of the Code and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth his or her terms and conditions of employment, (b) described in Section 410(b)(3)(C) of the Code, or (c) a leased employee.
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         "BENEFICIARY" means the beneficiary under the Plan of any deceased
Participant.

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BREAK IN SERVICE" means a Plan Year in which a person not employed by an Affiliate on the last day of the Plan Year does not have at least 500 Hours of Service. If an Associate is absent from work for any period by reason of pregnancy, the birth or placement for adoption of a child, or for caring for a child for a period immediately following the birth or placement, then for purposes of determining whether a Break in Service has occurred (and not for purpose of determining Years of Eligibility Service and Years of Vesting Service) such Associate will be credited with the Hours of Service which otherwise normally would have been credited to such Associate, or, if the Administrative Committee is unable to determine the number of such Hours of Service, eight Hours of Service for each day of such absence, not to exceed 501 Hours. The Hours of Service credited to an Associate under this definition will be treated as Hours of Service in the Plan Year in which the absence from work begins, if the Associate would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following Plan Year. The Administrative Committee may require that the Associate certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

         "CODE" means the Internal Revenue Code of 1986, as now or hereafter existing, amended, construed, interpreted, and applied by regulations, rulings or cases.

         "COMPANY" means United Retail Group, Inc., a Delaware corporation, and any successor thereto.

         "COMPENSATION" means amounts received from an Employer while the Associate is a Participant which are basic salary or wages, overtime payments, vacation, holiday and sick pay, disability income payments which are paid through the Employer's payroll system, bonuses, commissions, content earnings or any other direct current compensation which is required to be reflected on the Participant's Form W-2 for the Plan Year, without giving effect to any reduction of compensation resulting from pre-tax saving contributions under the Qualified Plan or any other salary reduction arrangement pursuant to Section 125 of the Code, but will not include Employer contributions to Social Security, other contributions to this or any other deferred compensation plan or program, severance pay, stock options, disability income payments which are not paid through the Employer's payroll system, relocation expense reimbursement, or the value of any other fringe benefits provided at the expense of the Employer. The Compensation taken into account for a Participant for a Plan Year will include compensation in excess of the limit under Section 401(a)(17) of the Code.

         "EFFECTIVE AMENDMENT DATE" means January 1, 1997.

         "EFFECTIVE DATE" means January 1, 1993.

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         "ELIGIBILITY COMPUTATION PERIOD" means: (a) the initial Eligibility
Computation Period of 12 consecutive months commencing on the date during a period of employment on which an Associate is first credited with an Hour of Service for the performance of duties for the Employer; and (b) each and every full Plan Year during which the Associate is in the service of the Employer, commencing with the Plan Year in which falls the last day of an Associate's initial Eligibility Computation Period.

         "EMPLOYER" means the Company and any Affiliate which, with the consent of the Board of Directors, adopts this Plan and joins in the Trust Agreement.

         "ENROLLMENT AND CHANGE DESIGNATION" means an agreement, on a form or by a method prescribed by the Administrative Committee, between a Participant and his or her Employer providing for reduction of the Participant's Compensation and the crediting of Supplemental Savings Contributions by the Employer to the Participant's Supplemental Savings Account and for designation of one or more Investment Funds.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as now or hereafter existing, amended, construed, interpreted, and applied by regulations, rulings or cases.

         "HIGHLY COMPENSATED EMPLOYEE" means any Associate who performs service for the Employer during the Plan Year of determination and (a) who during the current Plan Year or the prior Plan Year received compensation in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code), or (b) who is a 5% owner at any time during the current Plan Year or the prior Plan Year. For purposes of this definition, "compensation" has the meaning set forth in Section 415(c)(3), plus the amount of any pre-tax savings contributions under the Qualified Plan and any contributions under a cafeteria plan. The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code.

         "HOUR OF SERVICE" means (a) each hour for which a person is paid or entitled to payment for the performance of duties for an Affiliate during the applicable computation period, (b) each hour for which a person is paid or entitled to payment by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate. Notwithstanding the foregoing, (i) not more than 501 Hours of Service will be credited to any person on account of any single continuous period during which such person performs no duties, (ii) no credit will be granted for any period with respect to which a person receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws, and (iii) no credit will be granted for a payment which solely reimburses a person for medical or medically related expenses incurred by such person. Hours of Service will be credited to the Plan Year in which payment for such Hours of Service is made. Determination and crediting


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of Hours of Service will be under Department of Labor Regulations Sections
2530.200b-2 and 3.

         "INVESTMENT FUND" means a segregated fund managed by one or more investment managers, including a regulated investment company, or any other investments designated by the Company from time to time.

         "NORMAL RETIREMENT DATE" means the date a Participant attains age 65.

         "PARTICIPANT" means any person who has been admitted to participation in the Plan and has not ceased participation in the Plan.

         "PLAN" means the United Retail Group Supplemental Retirement Savings Plan, as set forth herein and as the same may from time to time be amended.

         "PLAN YEAR" means the calendar year.

         "QUALIFIED PLAN" means the United Retail Group Retirement Savings Plan, a profit sharing plan with a cash or deferred feature, as the same may from time to time be amended.

         "REQUIRED LIMITATIONS" means the limitations under Sections 401(a)(17), 402(g) and 415 of the Code, the nondiscrimination requirements under Sections 401(k) and 401(m) of the Code and any similar limitations under the Code.

         "SEPARATION DATE" means the date a person is no longer employed by any Affiliate.

         "SUPPLEMENTAL MATCHING ACCOUNT" means the portion of the Account of a Participant consisting of Supplemental Matching Contributions and investment earnings, if any, credited on those contributions, as adjusted under the Plan.

         "SUPPLEMENTAL MATCHING CONTRIBUTION" means the amount contributed by the Employer under Section 3.2.

         "SUPPLEMENTAL SAVINGS ACCOUNT" means the portion of the Account of a Participant consisting of Supplemental Savings Contributions and investment earnings, if any, credited on those contributions, as adjusted under the Plan.

         "SUPPLEMENT SAVINGS CONTRIBUTION" means the amount credited by the Employer as a result of a Participant's election on an Enrollment and Change Designation to reduce his or her Compensation.

         "TOTAL AND PERMANENT DISABILITY" means a physical or mental condition
(a) of such severity and probable prolonged duration as to entitle the Participant to disability retirement benefits under the then-existing federal Social Security Act, or (b) which (i) qualifies as a


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total disability under one of the United Retail Group Long Term Disability Plans
and (ii) is expected to be of indefinite or extended duration or result in death. For purposes of this Plan, a Participant who is found to have incurred a Total and Permanent Disability will be deemed to have incurred a Separation
Date.

         "TRUST AGREEMENT" means the trust agreement entered into between the Company and the Trustee in connection with this Plan, as the same presently exists and as it may from time to time hereafter be amended.

         "TRUSTEE" means the party or parties acting as such under the Trust Agreement.

         "TRUST FUND" means all of the assets of the Plan held by the Trustee at any time under the Trust Agreement.

         "UNFORESEEABLE EMERGENCY" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of a Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will be determined by the Administrative Committee depending upon the facts of each case.

         "VALUATION DATE" means the last day of each Plan Year and each other interim date on which the Administrative Committee directs the allocation of distributions, contributions and earnings on Participants' Accounts.

         "YEAR OF ELIGIBILITY SERVICE" means an Eligibility Computation Period in which a person has 1,000 or more Hours of Service.

         "YEAR OF VESTING SERVICE" means a Plan Year during which a person is credited with at least 500 Hours of Service. A person's Years of Vesting Service will include all service taken into account under the Qualified Plan.

         SECTION 2.        PARTICIPATION.

                  2.1.     ELIGIBILITY.

                           2.1.1. A person will become a Participant on the
first day of any calendar quarter if, on such day, the person (a) is an Associate, (b) has completed one Year of Eligibility Service, (c) has attained age 21 or, in the case of an Associate who completed a Year of Eligibility Service before January 1, 1992, age 20, (d) is a Highly Compensated Employee,
(e) has elected to make a pre-tax savings contribution that is eligible for a matching contribution under the Qualified Plan equal to the greatest amount able to be contributed to the Qualified Plan before such contributions are reduced due to the Required


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Limitations, (f) has his or her contributions and/or allocations under the
Qualified Plan limited or reduced by Required Limitations, (g) has completed an Enrollment and Change Designation, and (h) is approved for participation in the Plan by the Administrative Committee.

                           2.1.2. Participation will cease on the earlier of the
Participant's Separation Date or the date the Participant no longer meets the eligibility requirements of this Section. If an Associate incurs five consecutive Breaks in Service and was not vested in any portion of his or her Supplemental Matching Account, the Associate will, upon reemployment, be required to satisfy the requirements of this Section as though such Associate had not previously been an Associate. If any Years of Eligibility Service are not required to be taken into account because of a period of Breaks in Service to which this Section applies, such Years of Eligibility Service will not be taken into account in applying this Section to any subsequent Breaks in Service.

                  2.2. WAIVER OF PARTICIPATION. An Associate will have the right to waive participation, effective on a calendar yearly basis.

                  2.3. CHANGE IN STATUS. In the event that a person who has been in the employ of an Affiliate in a category of employment not eligible for participation in this Plan subsequently becomes an Associate by reason of a change in status to a category of employment eligible for participation, he or she will become a Participant as of the first day of the next calendar quarter, if, on such date, he or she has otherwise satisfied the requirements for participation in the Plan. If, on such date, he or she has not satisfied such requirements, he or she will become a Participant on the date of satisfaction of said requirements.

                  2.4. OMISSION OF ELIGIBLE ASSOCIATE. If, in any Plan year, any Associate who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the Plan Year has been made and allocated, the Employer will make a contribution with respect to the omitted Associate equal to the amount the Associate would have received as allocations had the Participant not been omitted and not elected to contribute to the Plan.

                  2.5. INCLUSION OF INELIGIBLE ASSOCIATE. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and allocated, the amount contributed, together with any earnings thereon, with respect to the ineligible person will constitute a forfeiture for the Plan Year in which the discovery is made.

         SECTION 3.        CONTRIBUTIONS.

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                  3.1. SUPPLEMENTAL SAVINGS CONTRIBUTIONS. If a Participant's
pre-tax savings contributions under the Qualified Plan are limited or reduced by Required Limitations, the Employer will credit the Participant's Supplemental Savings Account with, and contribute to the Trust Fund, a Supplemental Savings Contribution on behalf of the Participant equal to the amount of salary reduction authorized by the Participant under the Qualified Plan that is reduced

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due to the Required Limitations. The Enrollment and Change Designation under the
Qualified Plan will automatically provide for reduction of the Compensation of such Participant and a corresponding credit to the Participant's Supplemental Savings Account, and contribution to the Trust Fund, of a Supplemental Savings Contribution. Before the beginning of each calendar year, each Participant will be entitled to submit or modify an Enrollment and Change Designation which will change the amount of Supplemental Savings Contributions that will be made to this Plan for the following year. An Associate who may become a Participant for the first time may elect to defer an amount equal to any refund that might become distributable to such Participant because of the Required Limitations, and have credited any matching contributions thereby forfeited under the Qualified Plan, if the election is made within 30 days after such Associate becomes eligible to participate in this Plan. No Enrollment and Change Designation will be effective unless it designates the Investment Fund in which Supplemental Savings Contributions and Supplemental Matching Contributions are to be invested and is made or delivered to the Administrative Committee at least 30 days prior to the first day of the calendar year (or such greater or lesser period prior to such date as the Administrative Committee may establish for purposes of administrative convenience).

                  3.2. SUPPLEMENTAL MATCHING CONTRIBUTIONS. If a Participant's pre-tax savings contributions that are eligible for a matching contribution under the Qualified Plan are limited or reduced by Required Limitations, the Employer will credit the Participant's Supplemental Matching Account with, and contribute to the Trust Fund, a Supplemental Matching Contribution in an amount equal to the matching contributions which would have been made under the Qualified Plan in the absence of Required Limitations to the extent that the reduced corresponding pre-tax savings contributions under the Qualified Plan are credited as Supplemental Savings Contributions.

                  3.3.     TRANSITIONAL CONTRIBUTIONS.

                           3.3.1. A "transitional contribution" of 6% of
Compensation will be made for each calendar quarter for each Associate who (a) was an officer of the Company achieving status of vice-president or higher before January 1, 1993, or (b) earned annualized Compensation for 1992 of $100,000 or more. Such retirement contributions under the Plan will cease for an eligible Associate when such Associate terminates employment with the Company or has less than 500 hours of service in a calendar year. If such Associate is later rehired or increases his or her hours and otherwise meets the requirements to participate in the Plan, the Associate will again be eligible to receive retirement contributions under the Plan when he or she is again eligible to participate in the Qualified Plan.

                           3.3.2. A "nondeductible compensation contribution"
shall be made for each calendar year with respect to each Associate who would, but for the application of this paragraph 3.3.2., have total "Applicable Employee Remuneration" (as that term is defined in Section 162(m)(4) of the Code) in excess of the amount described in Section 162(m)(1) of the Code. The amount of the nondeductible compensation contribution will be equal to the amount by which the Applicable Employee Remuneration otherwise payable to the Associate for the calendar year exceeds the amount set forth in Section 162(m)(1) of the Code.

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                           3.3.3. Transitional contributions described in
paragraph 3.3.1 and nondeductible compensation contributions described in paragraph 3.3.2., together with supplemental retirement accounts in existence on January 1, 1993, will be treated in the same manner as the Supplemental Matching Contributions and Supplemental Matching Accounts for all purposes under the Plan except for the provisions regarding suspension of contributions contained in paragraph 7.5.2.

                  3.4.     CREDITING OF CONTRIBUTIONS.

                           3.4.1. The Employer will establish a Trust Fund of
assets which the Employer may use to offset its liability for payments due to Participants under the Plan. The Trust Fund shall substantially comply with the terms of the model trust contained in Revenue Procedure 92-64, or its successor. The Trust Fund will, at all times, be subject to the claims of judgment creditors of the Employer and will otherwise be on such terms and conditions as will prevent taxation to Participants and Beneficiaries of any amounts held in the Trust Fund or credited to Participant's Accounts prior to the time payments are made to them. All assets of the Trust Fund, including Supplemental Savings Contributions, are subject to the claims of Company creditors. The Participants have the status of general unsecured creditors of the Employer. Rights to payments will not be limited to assets held in the Trust Fund. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. It is the intention of the Employer and the Participants that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

                           3.4.2. The Employer will contribute to the Trust Fund
an amount equal to all Supplemental Savings Contributions for a quarter within a reasonable time after the end of the quarter in which Participants' Compensation is reduced. The Employer will contribute to the Trust Fund an amount equal to Supplemental Matching Contributions no later than the due date (including extensions) of the income tax return of the Company for the fiscal year of the Company including the last day of the Plan Year for which such contribution is credited to a Participant's Account.

         SECTION 4.        INVESTMENT OF ACCOUNTS.

                  4.1. INVESTMENT DIRECTION. Each Participant will have the right to submit to the Company a request that (a) investment returns on future Supplemental Savings Contributions and Supplemental Matching Contributions to the Participant's Account be determined on the basis of the performance of one or more of the Investment Funds, and (b) investment returns on the existing balance in the Participant's Supplemental Savings Account and Supplemental Matching Account be determined on the basis of the performance of one or more of the Investment Funds. Such Participant request shall not result in any assurance to a Participant that Supplemental Savings Contributions or Supplemental Matching Contributions will actually be invested by the Trustee in one or more of the Investment Funds. A Participant may make or change an investment request in accordance with rules established by the Administrative Committee, by making an Enrollment and Change Designation at least 30 days prior to the effective date of such election or change (or such greater or lesser period


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prior to such date as the Administrative Committee may establish for purposes of administrative convenience.)

                  4.2. INVESTMENT FUNDS. The Administrative Committee will select three or more Investment Funds according to criteria established by the Administrative Committee. The Administrative Committee will have the right to merge or modify any existing Investment Funds, or to create additional Investment Funds. The assets of the Trust Fund shall be allocated among such Investment Funds as the Administrator, in its sole and absolute discretion, shall designate from time to time, unless such investments would cause the Trust Fund to fail to constitute a valid trust under applicable law, in which case the Trustee shall determine applicable Trust Fund investments in accordance with the Trust Agreement.

                  4.3. INVESTMENT MANAGERS. The Administrative Committee may manage the investment of any Investment Fund, or may appoint one or more investment managers to manage all or any portion of all or any of the Investment Funds, and one or more custodians for all or any portion of any Investment Fund. The Administrative Committee may also establish investment guidelines for the Trustee or any one or more investment managers and may direct that all or any portion of the assets in an Investment Fund be invested in one or more guaranteed investment contracts having such terms and conditions as the Administrative Committee deems appropriate. The Administrative Committee or the Trustee, at the direction of the Administrative Committee, may enter into such agreements as the Administrative Committee deems advisable to carry out the purposes of this Section.

         SECTION 5.        VALUATIONS AND CREDITING.

                  5.1. VALUATIONS. The amount credited to each Participant's Accounts will be determined by the Administrative Committee as of the close of business on each Valuation Date.

                  5.2. CREDITS TO AND CHARGES AGAINST ACCOUNTS. All crediting to and charging against Accounts will be made as follows:

                           5.2.1. First, there will be determined the net
adjusted Account by (a) charging all distributions and withdrawals made during the period from the previous Valuation Date to the current Valuation Date, (b) crediting contributions on such time weighted basis as the Administrative Committee determines, and (c) at the option of the Administrative Committee, charging specifically against the Accounts of Participants all or a portion of administrative expenses relating to the maintenance of such Accounts.

                           5.2.2. Second, all earnings or losses of the
Investment Funds will be allocated by the Administrative Committee in its discretion among the Participants' Accounts according to their net adjusted Accounts and the relative portions of such Accounts which are deemed by the Administrative Committee to be invested in each Investment Fund. All earnings of the Trust Fund arising out of the investment of Trust Fund assets in investment vehicles other than the Investment Funds may be allocated by the Administrative Committee in its discretion to and among the Participants' Accounts according to their net adjusted Accounts.

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
                  5.3 EXPENSES. All brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Trust Fund will be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. All other costs and expenses of administering the Plan (not to exceed .25% of the net asset value of the Trust Fund valued as of the last day of each quarter) will be paid from the Trust Fund, and any remainder will be paid by the Employer, unless the Employer elects to pay more or all of such costs and expenses.

         SECTION 6.        VESTING AND SEPARATION FROM SERVICE.

                  6.1      VESTED PERCENTAGE.

                           6.1.1. Except as provided in Section 7 in the event
of certain withdrawals by Participants, a Participant will at all times be fully vested in his or her Supplemental Savings Account.

                           6.1.2. A Participant's Supplemental Matching Account
will become fully vested, except as provided in Section 7 in the event of certain withdrawals by Participants, at the Participant's Normal Retirement Date, Total and Permanent Disability or death prior to otherwise incurring a Separation Date. The Normal Retirement Date, Total and Permanent Disability or death of a Participant after incurring a Separation Date will not increase the vesting of the Participant's Account.

                           6.1.3. Except as provided in Section 7 in the event
of certain withdrawals by Participants, and except as otherwise provided in this Section , a Participant's vested interest in the Participant's Supplemental Matching Account will be determined under the following table:

                  Years of Vesting Service            Vested Percentage
                  ------------------------            -----------------

                        less than 7                          0%
                        7 or more                            100%

                  6.2. FORFEITURE AND RESTORATION. When a Participant who has no vested interest in his or her Supplemental Matching Account incurs a Separation Date, the Participant's Supplemental Matching Account will be forfeited. If a former Participant from whose Account an amount has been forfeited again becomes a Participant prior to incurring five consecutive Breaks in Service, the amount forfeited will be restored to the Participant's Account at the end of the Plan Year in which the former Participant again becomes a Participant from the forfeitures (or, if no such forfeitures occur during that Plan Year, from additional Employer contributions) for the Plan Year of restoration.

                  6.3. EFFECT OF BREAKS IN SERVICE ON VESTING. If a Participant incurs five consecutive Breaks in Service and subsequently resumes participation in the Plan, (a) Years of Vesting Service after such Breaks in Service will not be taken into account in determining the

Participant's vested interest in his or her Account accruing prior to the Breaks in Service; and (b) if the Participant was not vested in his or her Supplemental Matching Account prior to the Breaks in Service, the Years of Vesting Service completed by the Participant prior to the Breaks in Service will not be taken into account in determining the Participant's vested interest in his or her Account accruing after the Breaks in Service. If any Years of Vesting Service are not required to be taken into account because of the operation of this Section , such Years of Vesting Service will not be taken into account in applying this Section to any subsequent Breaks in Service.

                  6.4. AMENDMENTS TO VESTING SCHEDULE. The vesting schedule under this Plan may be amended but no such amendment will either decrease any Participant's vested percentage or increase the Years of Vesting Service required for vesting by then current Participants.

         SECTION 7.        BENEFITS.

                  7.1. FORMS OF BENEFIT PAYMENTS. A Participant or Beneficiary will receive any benefit to which he or she is entitled in the form of a single cash distribution.

                  7.2. RETIREMENT BENEFIT. Upon incurring a Separation Date, the Participant will receive a retirement benefit in an amount equal to the undistributed vested portion of the Participant's Account. The Participant's Account shall be valued as of the Valuation Date coinciding with or as soon as administratively practicable preceding the date of the distribution. Notwithstanding the foregoing, if a Participant dies before receiving a distribution of his or her vested Account, his or her Beneficiary will receive a death benefit, as determined under Section 7.3, below.

                  7.3. DEATH BENEFIT. If a Participant dies before receiving a distribution of his or her vested Account, the Participant's Beneficiary will receive a death benefit, in lieu of the retirement benefit, equal to the vested portion of the undistributed balance in the Participant's Account. The Participant's Account shall be valued as of the Valuation Date coinciding with or as soon as administratively practicable preceding the date of the distribution.

                  7.4.     BENEFICIARY DESIGNATION.

                           7.4.1. A Participant's death benefit will be paid to
the Beneficiary designated by the Participant under the Qualified Plan unless the Participant makes a separate Beneficiary designation under this Plan. A Participant may designate and from time to time change the designation of one or more Beneficiaries or contingent Beneficiaries to receive any death benefit. The designation and consent will be on a form supplied by the Administrative Committee. All records of Beneficiary designations will be maintained by the Administrative Committee.

                           7.4.2. In the event that the Participant fails to
designate a Beneficiary under both the Qualified Plan and this Plan, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries under the Qualified Plan and this Plan, (a) if the Participant is survived by a spouse, the death benefit will be payable to the Participant's surviving spouse who will be deemed to be the Participant's designated Beneficiary for all purposes under this Plan, or (b) if the Participant is not survived by a spouse, the death benefit will be payable to the Participant's estate.

                  7.5. IN-SERVICE DISTRIBUTIONS.

                           7.5.1. A Participant may apply for and receive an
early payment of any or all vested amounts held in the Account of such Participant upon an Unforeseeable Emergency, to the extent needed to satisfy the need caused by such Unforeseeable Emergency. Payment may not be made to the extent that the need caused by the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, to the extend the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under this Plan and the Qualified Plan. Distributions under this Section will be deemed to be made as of the Valuation Date coinciding with or as soon as administratively practicable preceding the date of distribution and will be charged against a Participant's Account in such manner as the Administrative Committee determines.

                           7.5.2. Notwithstanding anything in the Plan to the
contrary, (a) a Participant who has received a distribution from this Plan under
Section 7.5.1. or a hardship distribution from the Qualified Plan will not be eligible to make any Supplemental Savings Contributions or be credited with any Supplemental Matching Contributions for 12 months after the distribution, and
(b) a person who would be a participant but for the fact he or she is suspended from making pre-tax savings contributions under the Qualified Plan or this Plan due to a hardship distribution from the Qualified Plan or a distribution for an Unforeseeable Emergency from this Plan may still be credited with contributions as otherwise provided under paragraphs 3.3.1 and 3.3.2 of the Plan.

                  7.6. POST-DISTRIBUTION CREDITS. If, after the distribution of retirement or death benefits under this Plan, there remain in a Participant's Account any vested funds, or any vested funds will be subsequently credited thereto, such funds will be paid to the Participant or his or her Beneficiary as promptly as practicable.

                  7.7. PREVENTION OF ESCHEAT. If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Administrative Committee may place the amount of the payment in a segregated account. If a segregated account is an interest bearing account, the interest, which may be net of expenses, will be credited to the segregated account. After two years from the date such payment is due, the Administrative Committee may mail a notice of the payment to the last known address of such person as shown on the records of the Plan and all Affiliates. If such person has not made claim for the payment within three months after the date of the mailing of the notice or if the notice is returned as undeliverable, then the payment and all remaining payments which would otherwise be due to such person will be canceled and treated as a forfeiture. If such person later makes a claim for payment, the amount so canceled will be restored and paid to such person.

                  7.8. PAYMENTS ON TAXABILITY. If it is ever determined that any amount credited to a Participant's Account under this Plan was income and taxable to him or her, such taxable amounts or any portions thereof will be paid to the Participant upon written request and be charged against the Participant's Account.

                  7.9. WITHHOLDING. The Employer may withhold from payments due under the Plan any and all taxes of any nature required by any government to be withheld.

         SECTION 8. THE ADMINISTRATIVE COMMITTEE.

                  8.1. APPOINTMENT AND TENURE. The Administrative Committee will be a committee of one or more members who will serve at the pleasure of the Board of Directors. Any Administrative Committee member may be dismissed at any time with or without cause or may resign. Vacancies arising by reason of the death, resignation or removal of an Administrative Committee member will be filled by the Board of Directors. If the Board of Directors fails to act, and in any event until the Board of Directors so acts, the remaining members of the Administrative Committee may appoint an interim Administrative Committee member to fill any vacancy occurring on the Administrative Committee. If no person has been appointed to the Administrative Committee, or if no person remains on the Administrative Committee, the Board of Directors will be deemed to be the Administrative Committee.

                  8.2. MEETINGS; MAJORITY RULE. The Administrative Committee may act by majority vote of those present taken in a meeting if all members of the Administrative Committee have received at least 10 days' written notice of such meeting or have waived notice and a quorum of a majority of all members is present.

                  8.3. DELEGATION. The Administrative Committee may delegate to any of its members, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated may perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Administrative Committee, even though he or she alone may sign any document required by third parties. The Administrative Committee may elect one of its number to serve as chairman. The chairman will preside at all meetings of the Administrative Committee or may delegate such responsibility to another Administrative Committee member. The Administrative Committee may elect one or more persons to serve as secretary or assistant secretary of the Administrative Committee. The secretary or assistant secretary may, but need not, be a member of the Administrative Committee. All third parties may rely on any communication signed by the secretary or assistant secretary, acting as such, as an official communication from the Administrative Committee.

                  8.4. REPORTING AND DISCLOSURE. The Administrative Committee will keep all individual and group records relating to Participants, and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records will be made available to the Employer and to each Participant and Beneficiary for examination during business hours. A Participant or Beneficiary may examine only such records as pertain exclusively to the examining Participant or his or her Beneficiary and the Plan and Trust Agreement.

                  8.5. CONSTRUCTION OF THE PLAN. The Administrative Committee will interpret the Plan and determine in its sole and absolute discretion all questions arising in the administration, interpretation and application of the Plan and the amount of benefits payable thereunder. The Administrative Committee's interpretations and determinations will be final and binding on all persons absent fraud or the arbitrary and capricious abuse of the wide discretion granted to the Administrative Committee. The Administrative Committee will provide the Trustee with instructions regarding payments of benefits. The Administrative Committee will provide directions to the Trustee with respect to valuations at dates other than Valuation Dates and all other matters when called for in the Plan or requested by the Trustee. The Administrative Committee may waive any period of notice required under the Plan. The Administrative Committee will provide procedures for the determination of claims for benefits.

                  8.6. ENGAGEMENT OF ASSISTANTS AND ADVISORS. The Administrative Committee will have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to investment managers and/or advisors, accountants, actuaries, attorneys, consultants, clerical and office personnel, and medical practitioners. To the extent that the costs for such assistants and advisors are not paid by the Employer, they will be paid from the Trust Fund as an expense of the Trust Fund at the direction of the Administrative Committee.

                  8.7. COMPENSATION. The members of the Administrative Committee will serve without compensation for their services, but all expenses of the members in connection with administering the Plan will be paid or reimbursed by the Employer, and if not so paid or reimbursed will be paid from the Trust Fund.

                  8.8. INDEMNIFICATION OF THE ADMINISTRATIVE COMMITTEE. Each member of the Administrative Committee will be indemnified by the Employer against costs, expenses and liabilities (including reasonable attorneys' fees but excluding amounts paid in settlements to which the Employer does not consent) reasonably incurred by him or her in connection with any action or investigation to which he or she may be a party by reason of his or her service as a member of the Administrative Committee except in relation to matters as to which he or she may be adjudged in such action to be personally guilty of willful misconduct in the performance of his or her duties. The foregoing right to indemnification will be in addition to such other rights as the Administrative Committee members may enjoy as a matter of law, under the Company's Certificate of Incorporation or By-Laws or by reason of insurance coverage of any kind, or otherwise. Service as an Administrative Committee member will be deemed in partial fulfillment of the member's function as an Associate, officer and/or director of the Employer, if he or she serves in such capacity as well. No amendment of this Section diminishing the right to indemnification provided herein will apply to any action or investigation commenced prior to the adoption of such amendment.

         SECTION 9. AUTHORITY AND RESPONSIBILITIES OF THE COMPANY. The Board of Directors of the Company will have the following authority and responsibility:

                           (A) To appoint the Trustee and the Administrative
Committee and to monitor each of their performances;

                           (B) To communicate such information to the
Administrative Committee and to the Trustee as each needs for the proper performance of its duties;

                           (C) To provide mechanisms through which the
Administrative Committee and the Trustee can communicate with Participants and Beneficiaries; and

                           (D) To perform such duties as imposed by applicable
law and to serve as the Administrative Committee in the absence of an appointed Administrative Committee.

         SECTION 10. CLAIMS PROCEDURES.

         10.1. APPLICATION FOR BENEFITS. Each Participant or Beneficiary believing himself or herself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrative Committee an application for benefits in writing. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrative Committee deems relevant and appropriate.

         10.2. APPEALS OF DENIED CLAIMS FOR BENEFITS. In the event that any claim for benefits is denied, in whole or in part, the claimant will be notified of such denial in writing by the Administrative Committee within 90 days after the Administrative Committee receives the claim. The notice advising of the denial will specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and will advise the claimant of the procedure for the appeal of such denial. Appeals may be made only by the following procedure:

                           10.2.1. The claimant may file with the Administrative
Committee a written notice of appeal of the denial within 60 days of notification by the Administrative Committee of claim denial, setting forth all of the facts upon which the appeal is based.

                           10.2.2. The Administrative Committee may, within 30
days of receipt of the notice of appeal, establish a hearing date on which the claimant may make an oral presentation to the Administrative Committee in support of his or her appeal and the claimant will be given not less than 10 days' notice of the date set for the hearing.

                           10.2.3. The Administrative Committee will consider
the claimant's written and oral presentations, any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Administrative Committee may deem relevant. If the claimant elects not to make an oral presentation, the Administrative Committee will proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                           10.2.4. The Administrative Committee will render a
determination upon the appealed claim accompanied by a written statement as to the reasons therefor within 60 days after the Administrative Committee receives the notice of appeal, unless special circumstances or the need to hold a hearing requires an extension of up to 60 additional days. The determination so rendered will be final and binding upon all parties absent fraud or the arbitrary and capricious abuse of the wide discretion granted to the Administrative Committee.

                  10.3. REVIEW OF DECISIONS. Any final decision of the Administrative Committee may be reviewed by a court of competent jurisdiction only if an appeal has been made under Section 10.2.


         SECTION 11.  AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS.

                  11.1. AMENDMENT. The provisions of this Plan may be amended at any time and from time to time by the Company; provided, however, that:

                           11.1.1. No amendment will increase the duties or
liabilities of the Trustee without the consent of the Trustee;

                           11.1.2. No amendment will decrease the balance in any
Account.

                           11.1.3. No amendment shall adversely impact the
Participants' rights to receive payment under the Plan with respect to existing Participant Accounts unless the Company obtains the written consent of 80% of the Participants actively employed by the Employer with respect to each change; provided, however, that written consent of Participants is not required to amend the Plan to comply with applicable law.

                           11.1.4. No amendment will decrease any Participant's
vested percentage of his or her Account or increase the Years of Vesting Service required for vesting by then current Participants as provided for under Section 6.

                  11.2. TERMINATION. While it is the Company's intention to continue the Plan indefinitely in operation, the Company nevertheless reserves the right to terminate the Plan in whole or in part. Termination or partial termination of the Plan will result in full and immediate vesting in each affected Participant of the affected portion of his or her Account, and none of the provisions of any partial termination shall adversely impact the Participant's rights under the Plan with respect to existing Participant Accounts unless the Company obtains the written consent of 80% of the Participants actively employed by the Employer, with respect to each change. On termination of the Plan, the Trustee will pay over to each Participant (and deferred vested former Participant) the value of his or her vested interest, and thereupon dissolve the Trust Fund.

                  11.3. PERMANENT DISCONTINUANCE OF CONTRIBUTIONS. The Company reserves the right at any time to permanently discontinue all Employer contributions. Such permanent discontinuance will have the same effect as a termination of the Plan.

                  11.4. SUSPENSION OF EMPLOYER CONTRIBUTIONS. The Company will have the right, at any time and from time to time, to suspend contributions to the Trust Fund. Such suspension will have no effect on the operation of the Plan except as set forth below:

                           11.4.1. If the Company determines that such
suspension will be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such determination or such earlier date as is specified.

                           11.4.2 If a temporary suspension continues during two
consecutive Plan Years, the last day of the Plan Year next following the first Plan Year during the period of suspension shall be deemed to be the date on which the Company terminated the Plan.

         SECTION 12.  PARTICIPATING EMPLOYERS.

                  12.1. ADOPTION BY OTHER CORPORATIONS. With the consent of the Board of Directors, any other corporation, whether or not an Affiliate, may adopt this Plan and all of the provisions hereof as to all or any category of its Associates, as a participating Employer, by a properly executed document evidencing the intent and will of the board of directors of the other corporation.

                  12.2. REQUIREMENTS OF PARTICIPATING EMPLOYERS. Each participating Employer will be required to use the same Trustee and Trust Agreement as provided in this Plan, and the Trustee will commingle, hold and invest as the Trust Fund all contributions made by participating Employers, as well as all increments thereof.

                  12.3. DESIGNATION OF AGENT. With respect to all relations with the Trustee and Administrative Committee, each participating Employer will be deemed to have irrevocably designated the Company as its agent.

                  12.4. ASSOCIATE TRANSFERS. If an Associate is transferred between Employers, the Associate involved will carry with him or her the Associate's accumulated service and eligibility, no such transfer will effect a termination of employment hereunder, and the participating Employer to which the Associate is transferred will thereupon become obligated with respect to such Associate in the same manner as was the participating Employer from whom the Associate was transferred.

                  12.5. DISCONTINUANCE OF PARTICIPATION. Any participating Employer may discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed will be delivered to the Trustee.

                  12.6. ADMINISTRATIVE COMMITTEE'S AUTHORITY. The Administrative Committee will have authority to make any and all necessary rules or regulations, binding upon all participating Employers and all Participants, to effectuate the purposes of the Plan.

         SECTION 13.  MISCELLANEOUS PROVISIONS.

                  13.1 NONALIENATION OF BENEFITS. None of the payments, benefits, or rights of any Participant or Beneficiary will be subject to any claim of any creditor of such Participant or Beneficiary, and, to the fullest extent permitted by law, all such payments, benefits, and rights will be free from attachment, garnishment, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary will have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary.

                  13.2. NO CONTRACT OF EMPLOYMENT. All benefits created by the Plan constitute a voluntary act on the part of the Employer and are not to be deemed or construed to be a part of any contract of employment. Neither the action of the Employer in establishing the Plan nor any action hereafter taken by the Employer or by any committees in connection with the Plan will be construed as giving to any Associate a right to be retained in the service of the Employer or any right or claim to any benefits under the Plan except as expressly provided in the Plan. The establishment of the Plan does not imply any continuation of benefits under the Qualified Plan.

                  13.3 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision hereof, and this Plan will be construed and enforced as if such invalid or unenforceable provision had not been included.

                  13.4 SUCCESSORS. This Plan will be binding upon the heirs, executors, administrators, personal representatives, successors, and assigns of the parties, including each Participant and Beneficiary, present and future.

                  13.5 CAPTIONS. The headings and captions herein are provided for convenience only, will not be considered a part of the Plan, and will not be employed in the construction of the Plan.

                  13.6. GENDER AND NUMBER. Except where otherwise clearly indicated by context, the masculine gender will include the feminine gender, the singular will include the plural, and vice versa.

                  13.7. CONTROLLING LAW. This Plan will be construed and enforced according to the laws of the State of New Jersey to the extent not preempted by federal law, which will otherwise control.

                  13.8. TITLE TO ASSETS. No Participant or Beneficiary will have any right to, or interest in, any assets of the Trust Fund, upon termination of his or her employment or otherwise, except to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. The Employer will remain primarily liable to pay benefits under the Plan. However, the Employer's liability under the Plan will be reduced or offset to the extent benefit payments are made from the Trust Fund. The provisions of the Trust Fund are incorporated by reference.

                  13.9. PAYMENTS TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor will be deemed paid when paid to such person's guardian, to a trustee holding assets for such person or to the party providing, or reasonably appearing to provide, for the care of such person, and such payments will fully discharge the Trustee, the Administrative Committee, the Employer and all other parties with respect thereto.

                  13.10. ACKNOWLEDGMENTS. The Participants specifically understand and acknowledge that the value of the Accounts may increase or decrease and that any such decrease will reduce the benefits payable under this Plan.

                  13.11. ENTIRE AGREEMENT; SUCCESSORS. This Plan, including any election agreements and any amendments thereto, will constitute the entire agreement between the Company and the Participant with respect to the amounts payable under the Plan. No oral statement regarding the Plan may be relied upon by the Participant. This Plan and any amendment will be binding on the parties thereto and their respective heirs, administrators, trustees, successors and assigns, and on all Beneficiaries. By becoming a Participant, each Associate will be conclusively deemed to have assented to the provisions of the Plan and the Trust Agreement and to any amendments thereto.

                  13.12. TAX EFFECTS. None of the Employer, the Administrative Committee, and any firm, person, or corporation, represents or guarantees that any particular federal, state or local tax consequences will occur as a result of any Participant's participation in this Plan. Each Participant should consult with his or her own advisors regarding the tax consequences of participation in this Plan.


                                            UNITED RETAIL GROUP, INC.


                                            By: /s/  JON GROSSMAN
                                                -------------------------------
                                                Title: Vice President - Finance